Exhibit 99.1

  Third Quarter 2017 Investor Presentation

 This investor presentation contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking and mortgage industry and economy in general and the Company’s proposed acquisition of the Clayton Banks and the anticipated timing, benefits, cost, and financial impact thereof. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this investor presentation including, without limitation, the risks and other factors set forth in the Company’s December 31, 2016 Form 10-K, filed with the SEC on March 31, 2017 under the captions “Cautionary note regarding forward-looking statements” and “Risk factors.” Many of these factors are beyond the Company’s ability to control or predict. The Company believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.   Forward looking statements

 TerminologyIn this investor presentation, references to “we,” “our,” “us,” “FB Financial” or “the Company” refer to FB Financial Corporation, a Tennessee corporation, and our consolidated banking subsidiary, FirstBank, a Tennessee state chartered bank, unless otherwise indicated or the context otherwise requires. References to “Bank” or “FirstBank” refer to FirstBank, our consolidated banking subsidiary.Contents of Investor PresentationExcept as is otherwise expressly stated, the contents of this investor presentation are presented as of the date on the front cover of this investor presentation. Market Data Market data used in this investor presentation has been obtained from government and independent industry sources and publications available to the public, sometimes with a subscription fee, as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We did not commission the preparation of any of the sources or publications referred to in this presentation. We have not independently verified the data obtained from these sources, and, although we believe such data to be reliable as of the dates presented, it could prove to be inaccurate. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this investor presentation.

 Use of non-GAAP financial measures  This investor presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding our underlying operating performance and the analysis of ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures. Below is a listing of the non-GAAP financial measures used in this investor presentation. Core net income, core diluted earning per share, the core efficiency ratio, and core return on average assets and equity are non-GAAP measures that exclude securities gains (losses), merger-related and conversion expenses, one time IPO equity grants and other selected items. The Company’s management use these measures in their analysis of the Company’s performance. The Company’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Tangible book value per common share and tangible common equity to tangible assets are non-GAAP measures that exclude the impact of goodwill and other intangibles and are used by the Company’s management to evaluate capital adequacy. Because intangible assets such as goodwill and other intangibles vary extensively from company to company, we believe that the presentation of these non-GAAP financial measures allows investors to more easily compare the Company’s capital position to other company companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures are provided on the appendix to this investor presentation.

   Strategic drivers    Balanced business model buoyed by low-cost core deposit base  Experienced senior management team    Strong financial performer: delivering profitability and growth  Community bank culture and family values  Scalable banking and mortgage platforms  Complementary positions in high growth metropolitan markets and stable community markets

 A leading community bank headquartered in Tennessee  Top 10 banks in Tennessee¹  Top 10 banks under $25bn assets in Tennessee¹  Source: SNL Financial; Note: Deposit data as of June 30, 2016; Pro forma for pending acquisitions announced as of July 19, 20171 Sorted by deposit market share, deposits are limited to Tennessee  #2 community bank in Tennessee

 Attractive footprint with balance between community markets and platforms in high growth metropolitan markets  269123Blue dots  193210228Metro markets  130131135Highway  167169172State county outlines  8715487Green dots  148194148Community markets  Source files are619754_FirstBank Bancorp.ai and mapinfo  Note: Financial data as June 30, 2017. Market data as of June 30, 2016 pro forma for pending acquisitions announced as of July 19, 2017. Size of bubble represents size of company deposits in a given marketSource: SNL Financial; 1 Statistics based on county data.            Nashville MSA  Knoxville MSA  Chattanooga MSA  Huntsville MSA  Memphis MSA                      Jackson MSA        Metropolitan marketsCommunity markets      Our current footprint   Total loans (excluding HFS)  Total full service branches  Total deposits  Market rank by deposits: Nashville (13th)Chattanooga (7th) Jackson (3rd) Memphis (30th)Knoxville (9th) Huntsville (21st)   Paris  Crossville  Dayton  Shelbyville  Smithville  Tullahoma  Waverly  Linden  Parsons  Camden  Huntingdon  Lexington  Cookeville

2016 and 2017 Highlights

Key highlights

- Completed largest bank IPO in Tennessee history in 3Q 2016
- Raised $152.7 million in net proceeds from the sale of 4.8 million shares of common stock in 2Q 2017
- Closed Clayton Banks acquisition on 7/31/17
- 1H 2017 revenues of $127.4 million up 3.0% from 1H 2016
- Loans (HFI) grew 14.8% annualized to $1.97 billion in 2Q 2017, which was a 12.6% increase from 2Q 2016
- Total deposits grew 3.9% annualized to $2.73 billion in 2Q 2017, which was an 8.5% increase from 2Q 2016
- Interest rate lock commitment (IRLC) volume was $7.04 billion for the last twelve months, up 18.0% from 2016
- Nonperforming assets to total assets declined to 0.58% at 2Q17 from 0.78% at 2Q16

Financial results

Pro forma core results[2]	2015	2016	1H17[3]
Diluted earnings per share[2]	$1.91	$2.40	$0.91
Weighted average diluted shares (in millions)	17.2	19.3	25.5
Net income (in millions) [2]	$32.9	$46.3	$23.2
Return on average assets[2]	1.28%	1.54%	1.46%
Return on average tangible common equity[2]	14.4%	16.7%	12.8%
Core efficiency ratio[2]	73.1%	70.6%	71.7%
NIM (tax- equivalent)	3.97%	4.10%	4.24%
NIM, ex-accretion	3.96%	3.97%	4.10%

[1] Pro forma net income and tax-adjusted return on average assets include a pro forma provision for federal income taxes using a combined effective income tax rate of 35.08% and 36.75% for the years ended December 31, 2015 and 2016, respectively.
[2] See "Reconciliation of non-GAAP financial measures" and the Appendix hereto.
[3] 1H 2017 data reflects the six months ended June 30, 2017.

FB FirstBank

7

   Delivering profitability and growth  Drivers of profitability improvement  1 Pro forma net income and tax-adjusted return on average assets include a pro forma provision for federal income taxes using a combined effective income tax rate of 33.76%, 35.37%, 35.63%, 35.08%, and 36.75% for the years ended December 31, 2012, 2013, 2014, 2015, and 2016, respectively.2 See “Reconciliation of non-GAAP financial measures” and the Appendix hereto.3 1H 2017 data reflects the six months ended June 30, 2017.   Core pro forma return on average assets1 2 3 ($mm)   NIM (%) 3  Noninterest income ($mm)3  +72 bps    Loans / deposits (%)  NPA / assets (%)  (229) bps      Increased ROAA by 82 bps

 Net interest margin driven by multiple levers  Historical yield and costs  1 Includes tax-equivalent adjustment2 1H 2017 data reflects the six months ended June 30, 2017   NIM (%)  3.52%  3.75%   3.93%   3.97%   4.10%   4.24%     NIM, ex-accretion (%)   3.52%  3.75%  3.93%  3.96%  3.97%  4.10%    Deposit cost (%)   0.78%  0.48%  0.36%  0.30%  0.29%  0.33%    Loan (HFI) yield     2015   2016  1H17  Contractual interest rate on loans HFI1  4.77%  4.70%  4.67%  Origination and other loan fee income  0.28%  0.46%  0.36%    5.05%  5.16%  5.03%  Accretion on purchased loans  0.02%  0.20%  0.21%  Loan syndication fees  0.05%  0.05%  0.05%  Total loan yield (HFI)  5.12%  5.41%  5.29%

     Consistent loan growth and balanced portfolio  Total loan growth1 ($mm) and commercial real estate concentration  Loan portfolio breakdown1    4Q 2012  2Q 2017  Total HFI loans: $1,971mm  1 Exclude HFS loans, C&I includes owner-occupied CRE2 Risk-based capital at bank level as reported in Call Report.    Commercial real estate (CRE) concentration2  % of risk-based Capital        12/31/15  12/31/16  6/30/17  C&D loans subject to 100% risk-based capital limit  100%  81%  86%  Total CRE loans subject to 300% risk-based capital limit  210%  184%  184%

 Asset quality continues to improve    1 1H 2017 data annualized.  Classified loans ($mm)  Net charge-offs / average loans1  NPAs / assets  LLR / loans        (229) bps  ($52) mm

 Stable, low cost core deposit franchise    Total deposits ($mm)  1 Includes $46.7 million and $50.0 million in mortgage servicing-related escrow deposits for the year ended December 31, 2016 and the quarter ended June 30, 2017, respectively.2 1H 2017 data annualized  Noninterest bearing deposits ($mm)1  CAGR 18.0%  Deposit composition  Cost of deposits2  CAGR 9.4%

     Mortgage Banking continues to execute  Mortgage pre-tax contribution to overall Company reduced to approximately 16% from 26% on a pro forma basis with Clayton Banks acquisitionRebalanced mix through better channel distribution as Correspondent growth offsets refinancing decline in Consumer Direct1H 2017 total mortgage pre-tax contribution of $8.5 million up from $7.6 million in 1H 2016Business model continuing to shift to increased purchase volumes given market and interest rate environment   Overview  1 1H 2017 data reflects the six months ended June 30, 2017  IRLC pipeline volume mix by purpose (%)  IRLC pipeline volume by line of business (%)    Consumer Direct  Correspondent  Third party originated  Retail   Retail footprint            Refinance   Purchase       $3.48bn  $5.97bn  IRLC volume:  IRLC pipeline:  $263mn  $533mn    Gain on Sale ($mm)    Servicing Revenue ($mm)  Fair value HFS change($mm)     Fair value MSR change($mm)   Mortgage banking income    Total($mm)   2015  2016  1H 20171   $64.3  $ 94.5   $ 51.5   $ 2.3  $ 11.2   $ 0.7   $ 3.6   $ 12.1    $ 5.4   $ --  $ --   $ (2.3)   $70.2  $117.8   $ 55.3  $547mn  $3.76bn

Improving operating leverage remains a key objective

Improving operating efficiency

- Consolidated 1H 2017 core efficiency ratio of 71.7% driven by Banking Segment core efficiency ratio of 62.3%, approaching our target level of sub-60%
- Integration of pending acquisition of Clayton Banks will enhance efficiency; expect to realize 20% net cost savings by early-2018
- Bank's investment in IT systems, including a new core system, created a scalable platform designed to drive and support growth across markets
- Continued capacity to grow by leveraging existing investments and adding revenue producers in key markets
- Continuing to refine mortgage banking with operational efficiency improvements while maintaining contribution

Core Efficiency ratio (tax-equivalent basis)[1]



Banking Segment
Consolidated
Mortgage Segment
77.7%
71.0%
75.2%
98.0%
69.2%
73.9%
98.0%
69.2%
73.1%
89.2%
64.4%
70.6%
81.4%
62.3%
71.7%
83.0%
2012
2013
2014
2015
2016
1H17[2]

[1] See "Reconciliation of non-GAAP financial measures" and the Appendix hereto. Segment data not available prior to 2013.
[2] 1H17 data reflects the six months ended June 30, 2017

FB FirstBank
14

     Summary of capital position  See “Reconciliation of non-GAAP financial measures” and the Appendix hereto. Total regulatory capital at consolidated level.  Capital position  Total capital composition     12/31/15  12/31/16  6/30/2017  Shareholder’s equity / Assets  8.2%  10.1%  15.2%  TCE / TA1  6.4%  8.7%  13.9%  Common equity tier 1 / Risk-weighted assets  8.2%  11.0%  17.2%  Tier 1 capital / Risk-weighted assets  9.6%  12.2%  18.3%  Total capital /Risk-weighted assets  11.2%  13.0%  19.1%  Tier 1 capital / Average assets  7.6%  10.1%  15.5%  Simple capital structure

Over 110 years of history in Tennessee

Writing the next chapter…

- Organic growth
- Acquisitions
- Other


1990:
Jim Ayers acquired sole control of the Bank
2001:
Opened branches in Nashville and Memphis
2004:
Opened branch in Knoxville
2008:
Opened two branches in Chattanooga
2014:
Opened branch in Huntsville, Alabama
2015:
Awarded "Top Workplaces" by The Tennessean
2016:
Rebranded to FB Financial and Completed IPO
Year: 1906 1984 1988 1990 1996 1999 2001 2003 2004 2006 2007 2008 2010 2012 2013 2014 2015 2016 2017(1)
1984:
Jim Ayers and associate acquired the Bank
1988:
Purchased assets of First National Bank of Lexington; Changed franchise name to FirstBank
1996:
Purchased Bank of West Tennessee (Lexington) and Nations Bank branch (Camden)
1999:
Acquired First State Bank of Linden
2001:
Acquired Bank of Huntingdon
2003:
Acquired The Bank of Murfreesboro in Nashville MSA
2007:
Acquired branches from AmSouth Bank in Tennessee community markets
2015:
Acquired Northwest Georgia Bank in Chattanooga
2016:
Completed core operating platform conversion
2016:
Completed integration of Northwest Georgia Bank in Chattanooga
2017:
Acquired Clayton Bank and Trust and American City Bank
1984 1996 1999 2001 2003 2004 2006 2007 2008 2010 2012 2014 2015 2016 2017(1)
Total assets ($bn)
$0.3 $0.5 $0.8 $1.1 $1.1 $1.5 $1.9 $2.1 $2.1 $2.2 $2.5 $2.9 $3.3 $4.5

(1) 2017 pro forma for Clayton Banks. Excludes purchase accounting adjustments.

FB FirstBank

16

Strategically compelling and financially attractive transaction

Strategic Rationale	
Compelling Valuation	✓
Business Mix Shift	✓
Niche Lending	✓
Enhances Geography	✓
High Profitability	✓

Clayton Banks' Financial Metrics ($ in millions)

	Clayton Bank and Trust	American City Bank	Combined
Assets	$ 880.0	$ 308.0	$ 1,188.0
Loans	791.0	$ 275.4	1,066.4
Deposits	655.6	236.4	892.0
Equity	164.1	60.4	224.5
TCE / TA	18.7%	17.3%	17.7%
Net Income[(1)]	$ 11.3	$ 2.6	$ 13.9
ROAA[(1)]	2.59%	1.64%	2.34%
ROAE[(1)]	14.3%	8.7%	12.8%
Efficiency Ratio	30.3%	39.6%	32.4%

Key Highlights

- High degree of cultural synergies
- Opportunity for operating leverage in existing markets
- Significant growth in Knoxville MSA
- Metro / community model

- Expected to be immediately accretive to EPS in 2017
- 20%+ EPS accretion expected in first full year (2018) of operations and beyond
- 0.25 years estimated TBV earnback (crossover method)
- Expected TBV dilution at closing of ~2.0%

[1] Assumes 38.1% tax effect on pre-tax income.
Source: Company data and SNL Financial. Data as of or for the three months ended June 30, 2017

FB FirstBank

17

 Strategic rationale – In-footprint expansion with highly profitable banks  Track Record of Financial Performance  The Clayton Banks have consistently ranked among the most profitable banks in TN (1)    ROAA(2)        1H 2017  5-Yr Avg.    Clayton Bank and Trust  2.59%  2.30%    American City Bank  1.64%  1.49%    Combined  2.34%  2.09%    Enhances Geography  Enhances presence in 3 of FirstBank’s metro marketsKnoxville – Top 10 pro forma market share with nearly $400 million in depositsJackson – Top 3 pro forma market share rank with 14.4% market shareMemphis – Adds 2 branches and $80 million in deposits# 6 pro forma deposit market share in TN for FirstBankEstablishes new Tullahoma / Manchester community market with #1 deposit market share   (1) SNL Financial. (2) Based on pre-tax income tax-effected at 38.1%.

Key transaction assumptions

Transaction Structure	■ Taxable transaction to seller; FB Financial receives a step-up in basis
Cost Savings	■ Estimated noninterest expense savings of 20%, with 50% of such savings being achieved during 2017; 100% achieved in 2018 and thereafter ■ Planned capital expenditure of $3 million for bank improvements and technology upgrades ■ Additional branches in Knoxville market
Transaction Expenses	■ Estimated one-time pre-tax transaction expenses of $20.0 million, including community investments
Loan Mark	■ Gross loan mark of $30.2 million (~2.87% of gross loans) ■ Gross loan mark is before reversals of ALLL ($20.4 million), remaining discount on acquired loans ($7.1 million) and deferred loan fees ($4.2 million)
Other Marks	■ $2 million mark on certificates of deposit and borrowings ■ $0.8 million mark on OREO (~25%)
CDI	■ Core deposit intangible of <2% of transaction accounts (~$9.8mm)
Revenue Synergies	■ None assumed; although significant opportunities exist in mortgage and treasury services

FB FirstBank

19

 Loan and deposit mix  Pro Forma Loan Portfolio  Pro Forma Deposit Mix  Pro forma loan (HFI)-to-deposit ratio 84%Diversified portfolio with 39% C&I (includes CRE - Owner-Occupied) Pro forma loan yield estimated at 5.70%, FBK’s was 5.42% in 1Q 2017  Deposit profile of combined bank: 47% checking, 81% transactional, with 26% noninterest-bearingPro forma cost of deposits 0.41%, compared to FBK’s 0.33% in 1H 2017Primary focus remains on core, relationship-focused deposit gathering  Source: Company filings; Note: Financial data as of June 30, 2017. Excludes purchase accounting adjustments.

    Appendix: FB Financial Standalone

 Reconciliation of non-GAAP financial measures  Pro forma core net income

 Reconciliation of non-GAAP financial measures (cont’d)  Pro forma core diluted earnings per share

 Reconciliation of non-GAAP financial measures (cont’d)  Tax-equivalent core efficiency ratio  (1) Efficiency ratio (GAAP) is calculated by dividing non-interest expense by total revenue.

 Tangible book value per common share and tangible common equity to tangible assets  Reconciliation of non-GAAP financial measures (cont’d)   On June 28, 2016, the Company declared a 100-for-1 stock split, increasing the number of issued and authorized shares from 171,800 to 17,180,000 and 250,000 to 25,000,000, respectively. Additional shares issued as a result of the stock split were distributed immediately upon issuance to the shareholder on that date. Share and per share amounts included in the consolidated financial statements and notes thereto reflect the effect of the split for all periods presented. Additionally, in July 2016, the Company increased the authorized shares from 25,000,000 to 75,000,000.

 Reconciliation of non-GAAP financial measures (cont’d)  Core pro forma return on average assets and equity

    Appendix: Clayton Banks

Overview of Clayton Bank and Trust

Clayton Bank and Trust Footprint



Overview

- Headquartered in Knoxville, TN with a footprint extending to West Tennessee
- High, sustainable profitability with 2%+ through-the-cycle ROAA, driven by a combination of strong margins and low efficiency ratio
- Manufactured Housing lending niche capitalizes on unique expertise and deep relationships throughout industry vertical

Clayton Bank and Trust	
Headquarters	Knoxville, TN
Year Established	1889
Branches	13
CEO	Travis K. Edmondson
President	Kevin N. Kimzey
Total Assets	$880.0
Deposits	655.6
Total Loans	791.0
Loans / Deposits	120.7 %
ROAA(1)	2.59 %
ROAE(1)	14.3
Net Interest Margin	5.47
Efficiency Ratio	30.3
NPAs / Assets	3.23 %
NPAs / Loans + OREO	3.59
Reserves / NPLs	65.3
Reserves / Loans	2.21
TCE / TA	18.7 %
Leverage Ratio	18.5
Tier 1 Capital Ratio	17.8
Total Capital Ratio	19.1

Note: Financial data as of and for the six months ended June 30, 2017.
(1) Assumes 38.1% tax effect on Pre-Tax income.
Source: Company data and SNL Financial.

FB FirstBank

28

Knoxville market presence

Pro Forma Knoxville Footprint


FB Financial Corporation (1)
Clayton Bank and Trust (6)

Knoxville, TN (MSA)

2016 Rank	Institution (ST)	2016 Branches	2016 Deposits ($M)	2016 Market Share (%)
1	SunTrust Banks Inc. (GA)	26	2,905	17.9
2	First Horizon National Corp. (TN)	36	2,808	17.3
3	Regions Financial Corp. (AL)	32	2,209	13.6
4	Home Federal Bank of Tennessee (TN)	19	1,612	9.9
5	BB&T Corp. (NC)	17	1,051	6.5
6	Pinnacle Financial Partners (TN)	7	856	5.3
7	Bank of America Corp. (NC)	4	618	3.8
8	United Community Banks Inc. (GA)	8	456	2.8
	Pro Forma	**7**	**392**	**2.4**
9	**Clayton Bank and Trust (TN)**	**6**	**377**	**2.3**
10	Mountain Commerce Bancorp Inc. (TN)	2	289	1.8
43	**FB Financial Corp (TN)**	**1**	**15**	**0.1**
	Total For Institutions In Market	**273**	**16,264**	**100.0**

Source: Company data, SNL Financial, Knoxville Chamber of Commerce.

Knoxville Economy

- Third largest MSA in Tennessee, largest in East Tennessee
- Supports 120 automotive component manufacturers providing over 13,000 jobs
- Well situated to attract the key suppliers and assembly operations in the southeast
- Highly diversified economy
- Notable Employers:
  - U.S. Department of Energy – Oak Ridge operations ~12,000 jobs
  - Covenant Health ~ 10,000 jobs
  - The University of Tennessee, Knoxville ~ 6,600 jobs
  - Clayton Homes ~ 2,800 jobs
  - Tennessee Valley Authority ~ 1,600 jobs

29

 Clayton Banks credit quality  Loans Outstanding ($ millions)  NPAs / Assets  NCOs / Average Loans1  ALLL / Gross Loans HFI  CAGR: 7.5%  Source: SNL Financial & Company filings; Note: Financial data as of June 30, 2017.1 Annualized

Manufactured Housing niche lending adds meaningful risk-adjusted profitability

- MH Niche comprised of three areas operated from Knoxville with a national platform
  - MH Communities (MHC)
    - C&I and CRE-focused lending to experienced, sophisticated owners / operators of MH communities
  - MH Retail (MHR)
    - Consumer mortgage / chattel loans for purchase of manufactured homes originated through a network of approved retailers
  - Third Party MH Servicing
    - Leveraging operational expertise to service MH retail loans for third parties, primarily for MH community owners
    - No associated MSR asset

MH Balances ($M)


$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
CAGR: 12.1%
$127.2 $13.0 $36.8 $77.4
$167.3 $11.4 $40.5 $115.5
$168.8 $9.6 $43.8 $115.3
$181.8 $8.5 $51.0 $122.3
$196.3 $9.8 $59.0 $127.5
$200.9 $8.0 $67.4 $125.5
$251.2 $6.8 $78.4 $166.0
$300.5 $5.6 $100.4 $194.5
$304.2 $5.2 $111.0 $188.0
2009 2010 2011 2012 2013 2014 2015 2016 2Q17
MH Communities
MH Retail
MH Portfolio

NCOs / Average Loans[1]


2.00%
1.50%
1.00%
0.50%
0.00%
-0.50%
0.58% 0.51% 0.92% 0.34% 0.41% 0.60% 0.94% 0.44% 0.35%
0.00% 0.00% 1.54% -0.11% -0.04% -0.07% -0.07% 0.31% 0.00%
2009 2010 2011 2012 2013 2014 2015 2016 1H17
MH Communities
MH Retail

Unpaid Principal Balance & Servicing Revenue[2]


$250
$200
$150
$100
$50
$-
$2,500
$2,000
$1,500
$1,000
$500
$-
$1,266 $1,064 $914 $1,201 $1,358 $1,515 $1,701 $2,223 $1,281
$117 $96 $91 $94 $111 $125 $152 $188 $208
2009 2010 2011 2012 2013 2014 2015 2016 1H17
3rd Party UPB Serviced ($M)
Servicing Revenue ($000)

Source: Company documents; Note: Financial data as of June 30, 2017.

[1] Annualized

[2] 1H 2017 servicing revenue data reflects the six months ended June 30, 2017

FB FirstBank

31

 Clayton Bank historical financials  Source: SNL Financial, Company Documents; Note: Data as of periods shown. Net Income, return on average assets and return of average equity assume 38.1% tax effect on pre-tax income.

Overview of American City Bank

American City Bank Footprint


American City Bank (5)

Overview

- Headquartered in Tullahoma, TN with branches also in Manchester, TN
- Efficiently run, profitable institution with sustainable ROAA of ~1.5%, pricing power and strong capitalization
- Customer-focused business model driven by strong relationships and local market knowledge

Note: Financial data as of and for the six months ended June 30, 2017.
(1) Assumes 38.1% tax effect on Pre-Tax income.
Source: Company data and SNL Financial.

American City Bank

Headquarters	Tullahoma, TN	
Year Established	1974	
Branches	5	
CEO	Troy D. Martin	
Total Assets	$308.0	
Deposits	236.4	
Total Loans	275.4	
Loans / Deposits	116.5	%
ROAA[(1)]	1.64	%
ROAE[(1)]	8.7	
Net Interest Margin	4.89	
Efficiency Ratio	39.6	%
NPAs / Assets	1.01	%
NPAs / Loans + OREO	1.12	
Reserves / NPLs	158.9	
Reserves / Loans	1.06	
TCE / TA	17.3	%
Leverage Ratio	16.8	
Tier 1 Capital Ratio	17.4	
Total Capital Ratio	18.4	

FB FirstBank

33

American City Bank historical financials  Source: SNL Financial, Company Documents; Note: Data as of periods shown. Net Income, return on average assets and return of average equity assume 38.1% tax effect on pre-tax income.

 Enhances both metro and community market presence   Source: Company filings, SNL Financial; Note: Deposit data as of June 30, 2016.

 Pro forma loan portfolio bolsters commercial lending platform  Source: Company filings; Note: Financial data (including pro forma data) as of June 30, 2017. FB Financial data based on GAAP data. Clayton Bank and Trust and American City Bank based on regulatory data. Excludes purchase accounting adjustments.

 Pro forma deposit composition remains transaction account-focused  Source: Company filings; Note: Financial data (including pro forma data) as of June 30, 2017. FB Financial data based on GAAP data. Clayton Bank and Trust and American City Bank based on regulatory data. Excludes purchase accounting adjustments.